NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Second Quarter 2018 Results
Second quarter highlights:

•	Record consolidated net sales of $2.1 billion, up 10% versus prior year

–	Organic sales growth of 9%

•	Operating profit of $91.2 million, up 10% versus prior year

•	Earnings per diluted share of $1.22, up 20% versus prior year
PITTSBURGH, August 2, 2018 /PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistics services, announces its results for the second quarter of 2018.
Mr. John J. Engel, WESCO's Chairman, President and CEO, commented, “Our broad-based return to growth, which began in mid-2017, continued in the second quarter. Organic sales grew 9%, with all end markets and geographies contributing to growth for the fourth consecutive quarter. Sales growth was consistently strong throughout the quarter and our backlog expanded to a record high level. Gross margin was sequentially stable, and we delivered double digit growth in operating profit and EPS for the second quarter in a row.”
The following are results for the three months ended June 30, 2018 compared to the three months ended June 30, 2017:

•
Net sales were $2.1 billion for the second quarter of 2018, compared to $1.9 billion for the second quarter of 2017, an increase of 10.2%. Organic sales for the second quarter of 2018 grew by 9.0% as foreign exchange rates impacted net sales by 1.2%. Sequentially, net sales increased 5.5% and organic sales increased 6.1%.

•
Cost of goods sold for the second quarter of 2018 was $1.7 billion and gross profit was $399.9 million, compared to cost of goods sold and gross profit of $1.5 billion and $366.1 million, respectively, for the second quarter of 2017. As a percentage of net sales, gross profit was 19.0% and 19.2% for the second quarter of 2018 and 2017, respectively. A reclassification of certain labor costs from selling, general and administrative expenses and the mix impact of growth in the International and Utility businesses collectively reduced gross margin for the second quarter of 2018 by 30 basis points.

•
Selling, general and administrative ("SG&A") expenses were $292.9 million, or 13.9% of net sales, for the second quarter of 2018, compared to $267.8 million, or 14.0% of net sales, for the second quarter of 2017. SG&A for the second quarter of 2018 included the restoration of incentive compensation of approximately $8.0 million and a bad debt charge of $2.5 million related to a Canadian customer that ceased operations.

•
Operating profit was $91.2 million for the second quarter of 2018, compared to $82.6 million for the second quarter of 2017, an increase of 10.4%. Operating profit as a percentage of net sales was 4.3% for the second quarter of 2018 and 2017. Excluding the aforementioned bad debt charge, operating profit as a percentage of net sales was 4.5% for the second quarter of 2018.

•
Net interest and other for the second quarter of 2018 was $17.7 million, compared to $16.3 million for the second quarter of 2017. For the three months ended June 30, 2018, net interest and other includes accelerated amortization of debt discount and debt issuance costs totaling $0.8 million due to early repayments on our term loan facility.

•
The effective tax rate for the second quarter of 2018 was 21.5%, compared to 25.3% for the second quarter of 2017. The lower effective tax rate in the current quarter is primarily due to the Tax Cuts and Jobs Act of 2017, which permanently reduced the U.S. federal statutory income tax rate from 35% to 21%, effective January 1, 2018.

•	Net income attributable to WESCO International, Inc. was $58.0 million for the second quarter of 2018, compared to $49.5 million for the second quarter of 2017, an increase of 17.0%.

•
Earnings per diluted share for the second quarter of 2018 was $1.22, based on 47.6 million diluted shares, compared to $1.02 for the second quarter of 2017, based on 48.8 million diluted shares, an increase of 19.6%.

•
Operating cash flow for the second quarter of 2018 was $33.8 million, compared to $19.1 million for the second quarter of 2017. Free cash flow for the second quarter of 2018 was $25.1 million, or 44% of net income, compared to $13.8 million, or 28% of net income, for the second quarter of 2017.

The following are results for the six months ended June 30, 2018 compared to the six months ended June 30, 2017:

•
Net sales were $4.1 billion for the first six months of 2018, compared to $3.7 billion for the first six months of 2017, an increase of 11.3%. Organic sales for the first six months of 2018 grew by 9.9% as foreign exchange rates impacted net sales by 1.4%.

•
Cost of goods sold for the first six months of 2018 was $3.3 billion and gross profit was $779.8 million, compared to cost of goods sold and gross profit of $3.0 billion and $716.1 million, respectively, for the first six months of 2017. As a percentage of net sales, gross profit was 19.0% and 19.4% for the first six months of 2018 and 2017, respectively. A reclassification of certain labor costs from selling, general and administrative expenses and the mix impact of growth in the International and Utility businesses collectively reduced gross margin for the first six months of 2018 by 30 basis points.

•
Selling, general and administrative expenses were $583.7 million, or 14.2% of net sales, for the first six months of 2018, compared to $535.2 million, or 14.5% of net sales, for the first six months of 2017. SG&A for the first six months of 2018 included the restoration of incentive compensation of approximately $16.0 million.

•
Operating profit was $164.4 million for the first six months of 2018, compared to $149.3 million for the first six months of 2017, an increase of 10.1%. Operating profit as a percentage of net sales was 4.0% for the current six month period, compared to 4.1% for the prior six month period.

•
Net interest and other for the first six months of 2018 was $37.5 million, compared to $32.6 million for the first six months of 2017. For the six months ended June 30, 2018, net interest and other includes a foreign exchange loss of $3.0 million from the remeasurement of a financial instrument, as well as accelerated amortization of debt discount and debt issuance costs totaling $0.8 million due to early repayments on our term loan facility.

•
The effective tax rate for the first six months of 2018 was 20.7%, compared to 25.1% for the first six months of 2017. The lower effective tax rate in the current year is primarily due to the Tax Cuts and Jobs Act of 2017, which permanently reduced the U.S. federal statutory income tax rate from 35% to 21%, effective January 1, 2018.

•	Net income attributable to WESCO International, Inc. was $102.3 million for the first six months of 2018, compared to $87.3 million for the first six months of 2017, an increase of 17.2%.

•
Earnings per diluted share for the first six months of 2018 was $2.15, based on 47.6 million diluted shares, compared to $1.78 for the first six months of 2017, based on 49.1 million diluted shares, an increase of 20.8%.

•
Operating cash flow for the first six months of 2018 was $86.8 million, compared to $66.8 million for the first six months of 2017. Free cash flow for the first six months of 2018 was $70.4 million, or 70% of net income, compared to $57.0 million, or 65% of net income, for the first six months of 2017.

Mr. Engel continued, “We are pleased with our results in the first half and our focus remains on driving profitable growth in 2018. Sales growth momentum has continued into July, and we expect favorable economic conditions and the positive momentum in our end markets to continue this year. Based on our first half results and our positive view of the end markets, we have increased our full year expectation for sales growth to be in the range of 6% to 9% and raised the low end of our diluted EPS outlook $0.10 to a range of $4.60 to $5.00. We expect operating margin to be in the range of 4.2% to 4.5% and to generate free cash flow of at least 90% of net income.”
Mr. Engel added, “Our customers continue to look to WESCO to provide robust supply chain solutions to meet their MRO, OEM and capital project needs. Increasingly, customers are utilizing our portfolio of value-added services to ensure job site productivity, while our team of technical sales personnel is differentiating WESCO and driving above market growth rates. I am highly confident in our team’s ability to provide outstanding customer service and to deliver value to our customers and suppliers now and into the future.”

Webcast and Teleconference Access

WESCO will conduct a webcast and teleconference to discuss the second quarter of 2018 earnings as described in this News Release on Thursday, August 2, 2018, at 10:00 a.m. E.T. The call will be broadcast live over the internet and can be accessed from the Investor Relations page of the Company's website at www.wesco.investorroom.com. The call will be archived on this internet site for seven days.
WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistic services. 2017 annual sales were approximately $7.7 billion. The company employs approximately 9,100 people, maintains relationships with over 26,000 suppliers, and serves approximately 70,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates 10 fully automated distribution centers and approximately 500 branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact Information:
Will Ruthrauff, Director, Investor Relations
(412) 454-4220
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2018		June 30, 2017
Net sales	$2,104.0		$1,909.6
Cost of goods sold (excluding	1,704.1	81.0%	1,543.5	80.8%
depreciation and amortization)
Selling, general and administrative expenses (1)	292.9	13.9%	267.8	14.0%
Depreciation and amortization	15.8		15.7
Income from operations	91.2	4.3%	82.6	4.3%
Net interest and other (1)	17.7		16.3
Income before income taxes	73.5	3.5%	66.3	3.5%
Provision for income taxes	15.8		16.8
Net income	57.7	2.7%	49.5	2.6%
Net loss attributable to noncontrolling interests	(0.3)		—
Net income attributable to WESCO International, Inc.	$58.0	2.8%	$49.5	2.6%

Earnings per diluted common share	$1.22		$1.02
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	47.6		48.8

(1)
The Company adopted Accounting Standards Update (ASU) 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis during the first quarter of 2018. This ASU requires the disaggregation of service cost from the other components of net periodic benefit cost. For the three months ended June 30, 2018 and 2017, the non-service cost components of net periodic benefit cost aggregated to a benefit of $0.5 million and are included in net interest and other.

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30, 2018		June 30, 2017
Net sales	$4,097.9		$3,682.2
Cost of goods sold (excluding	3,318.1	81.0%	2,966.1	80.6%
depreciation and amortization)
Selling, general and administrative expenses (1)	583.7	14.2%	535.2	14.5%
Depreciation and amortization	31.7		31.6
Income from operations	164.4	4.0%	149.3	4.1%
Net interest and other (1)	37.5		32.6
Income before income taxes	126.9	3.1%	116.7	3.2%
Provision for income taxes	26.3		29.3
Net income	100.6	2.5%	87.4	2.4%
Net (loss) income attributable to noncontrolling interests	(1.7)		0.1
Net income attributable to WESCO International, Inc.	$102.3	2.5%	$87.3	2.4%

Earnings per diluted common share	$2.15		$1.78
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	47.6		49.1

(1)
For the six months ended June 30, 2018 and 2017, the non-service cost components of net periodic benefit cost aggregated to benefits of $1.0 million and $0.9 million, respectively, and are included in net interest and other.

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$110.9	$118.0
Trade accounts receivable, net	1,257.3	1,170.1
Inventories	935.2	956.1
Other current assets	143.6	164.7
Total current assets	2,447.0	2,408.9

Other assets	2,268.0	2,326.6
Total assets	$4,715.0	$4,735.5

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$818.2	$799.5
Short-term borrowings and current debt	36.7	35.3
Other current liabilities	171.0	206.2
Total current liabilities	1,025.9	1,041.0

Long-term debt, net	1,261.7	1,313.3
Other noncurrent liabilities	261.6	265.1
Total liabilities	2,549.2	2,619.4

Stockholders' Equity
Total stockholders' equity	2,165.8	2,116.1
Total liabilities and stockholders' equity	$4,715.0	$4,735.5

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended
	June 30, 2018	June 30, 2017
Operating Activities:
Net income	$100.6	$87.4
Add back (deduct):
Depreciation and amortization	31.7	31.6
Deferred income taxes	6.1	6.4
Change in trade receivables, net	(102.6)	(96.0)
Change in inventories	11.4	(36.9)
Change in accounts payable	26.1	76.8
Other	13.5	(2.5)
Net cash provided by operating activities	86.8	66.8

Investing Activities:
Capital expenditures	(16.4)	(9.8)
Other	(8.7)	3.5
Net cash used in investing activities	(25.1)	(6.3)

Financing Activities:
Debt repayments, net	(52.5)	(30.0)
Equity activity, net	(1.9)	(56.7)
Other	(9.4)	0.2
Net cash used in financing activities	(63.8)	(86.5)

Effect of exchange rate changes on cash and cash equivalents	(5.0)	3.7

Net change in cash and cash equivalents	(7.1)	(22.3)
Cash and cash equivalents at the beginning of the period	118.0	110.1
Cash and cash equivalents at the end of the period	$110.9	$87.8

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include organic sales growth, gross profit, financial leverage, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. The Company believes that these non-GAAP measures are useful to investors as they provide a better understanding of sales performance, and the use of debt and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except organic sales data)
(Unaudited)

	Three Months Ended	Six Months Ended
Organic Sales Growth:	June 30, 2018	June 30, 2018

Change in net sales	10.2%	11.3%
Impact from acquisitions	—%	—%
Impact from foreign exchange rates	1.2%	1.4%
Impact from number of workdays	—%	—%
Organic sales growth	9.0%	9.9%

Three Months Ended
Organic Sales Growth - Sequential:	June 30, 2018

Change in net sales	5.5%
Impact from acquisitions	—%
Impact from foreign exchange rates	(0.6)%
Impact from number of workdays	—%
Organic sales growth	6.1%
Note: Organic sales growth is a measure of sales performance. Organic sales growth is calculated by deducting the percentage impact from acquisitions in the first year of ownership, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Six Months Ended
Gross Profit:	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Net sales	$2,104.0	$1,909.6	$4,097.9	$3,682.2
Cost of goods sold (excluding depreciation and amortization)	1,704.1	1,543.5	3,318.1	2,966.1
Gross profit	$399.9	$366.1	$779.8	$716.1
Gross margin	19.0%	19.2%	19.0%	19.4%
Note: Gross profit is a financial measure commonly used within the distribution industry. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	June 30, 2018	December 31, 2017

Income from operations (1)	$334.2	$319.2
Depreciation and amortization	64.0	64.0
EBITDA	$398.2	$383.2

	June 30, 2018	December 31, 2017
Short-term borrowings and current debt	$36.7	$35.3
Long-term debt	1,261.7	1,313.3
Debt discount and debt issuance costs (2)	11.4	14.2
Total debt	1,309.8	1,362.8
Less: cash and cash equivalents	110.9	118.0
Total debt, net of cash	$1,198.9	$1,244.8

Financial leverage ratio	3.3	3.6
Financial leverage ratio, net of cash	3.0	3.2

(1)
Due to the adoption of ASU 2017-07 on a retrospective basis in the first quarter of 2018, the Company classified the non-service cost components of net periodic benefit cost as part of net interest and other for the twelve months ended June 30, 2018 and December 31, 2017. These components aggregated to a benefit of $1.9 million and $1.8 million, respectively.

(2)	Long-term debt is presented in the condensed consolidated balance sheets net of debt discount and debt issuance costs.
Note: Financial leverage measures the use of debt. Financial leverage ratio is calculated by dividing total debt, including debt discount and debt issuance costs, by EBITDA. Financial leverage ratio, net of cash is calculated by dividing total debt, including debt discount and debt issuance costs, net of cash, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Six Months Ended
Free Cash Flow:	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Cash flow provided by operations	$33.8	$19.1	$86.8	$66.8
Less: Capital expenditures	(8.7)	(5.3)	(16.4)	(9.8)
Free cash flow	$25.1	$13.8	$70.4	$57.0
Percentage of net income	44%	28%	70%	65%
Note: Free cash flow is a measure of liquidity. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund investing and financing activities.